AN IMPORTANT REMINDER



Dear Shareholder:

         Proxy material relating to the 1998 Annual Meeting of Shareholders of Knight-Ridder, Inc. was mailed to you on or about March 27. According to our records, your proxy card for this important meeting, which is scheduled for Tuesday, April 28, has not yet been received.

         Regardless of the number of shares you own, it is important that they be represented and voted at the meeting. If you have any questions or need assistance in voting your shares, please do not hesitate to call us at (305) 376-3884.

         Since the time remaining is short, we urge you to sign, date and mail the enclosed duplicate proxy today. Your interest and your participation in the affairs of the Company are sincerely appreciated.

                                              Sincerely,




                                          /s/ Douglas C. Harris
                                              ----------------------------------
                                              Douglas C. Harris
                                              Vice President/Corporate Secretary

Enc.